UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.

On May 18, 2017, Recro Pharma, Inc. (the “Company”) announced that it will present a poster presentation entitled “Efficacy and Safety of N1539, Intravenous Meloxicam, in a Phase 3 Study of Subjects with Moderate to Severe Pain following Bunionectomy” at the American Pain Society 36th Annual Scientific Meeting, taking place May 17-20, 2017, in Pittsburgh, PA. A copy of the press release announcing the poster presentation and a copy of the poster presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively. A copy of the poster presentation will also be made available on the Company’s website.

The information disclosed under Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press release of Recro Pharma, Inc., dated May 18, 2017.

99.2	Poster of Recro Pharma, Inc. entitled “Efficacy and Safety of N1539, Intravenous Meloxicam, in a Phase 3 Study of Subjects with Moderate to Severe Pain following Bunionectomy.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: May 18, 2017

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release of Recro Pharma, Inc., dated May 18, 2017.

99.2	Poster of Recro Pharma, Inc. entitled “Efficacy and Safety of N1539, Intravenous Meloxicam, in a Phase 3 Study of Subjects with Moderate to Severe Pain following Bunionectomy.”